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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): May 8, 2001


                               VSI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)
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
             Georgia                                    1-12942                              22-2135522
 (State or other jurisdiction                    (Commission File No.)                     (IRS Employer
        of incorporation)                                                                Identification No.)
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          41000 Woodward Avenue, Bloomfield Hills, Michigan 48304-2263
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (248) 644-0500

          (Former name or former address, if changed since last report)


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ITEM 5.    OTHER EVENTS

         On March 24, 2001 SPX Corporation and VSI Holdings, Inc. entered into a merger agreement providing for the merger of VSI Holdings with and into SPX Corporation. A registration statement on Form S-4, as amended (Registration No. 333-59050), was filed by SPX Corporation with the Securities and Exchange Commission regarding the proposed merger of VSI Holdings into SPX Corporation.

         On May 8, 2001 SPX Corporation and VSI Holdings announced that SPX Corporation has given VSI Holdings notice of circumstances that SPX Corporation claims would entitle it to terminate the merger agreement between the two companies if such circumstances are not reasonably cured or possible to cure.

         VSI Holdings is investigating the circumstances described in SPX Corporation's notice and whether such circumstances would entitle SPX Corporation to terminate the merger agreement.

         SPX Corporation has expressed an interest in exploring whether an alternative transaction is possible.

         There is no assurance that the transaction contemplated by the existing agreement will close or that an alternative transaction will be reached.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

Exhibit Reference Number                    Exhibit Description

        99.1                     Press Release dated May 8, 2001.*
-------------------
* Filed herewith



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          VSI HOLDINGS, INC.



Date:    May 8, 2001      By:  /s/  Steve Toth, Jr.
                               --------------------
                                   Name:  Steve Toth, Jr.
                                   Its:   President and Chief Executive Officer


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                                 Exhibit Index
                                 -------------

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
Exhibit No.                   Description
-----------                   -----------
   99.1                       Press Release dated May 8, 2001.*
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